EXHIBIT NO.10b(17)
                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into as of April 1, 1993, by and between Carolina Power & Light Company ("Employer") and William S. Orser ("Employee").

         WHEREAS, Employer desires to retain Employee and Employee desires to be retained by Employer as Executive Vice President - Nuclear of Employer, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

                             SECTION 1 - EMPLOYMENT

         Employee shall be employed as Executive Vice President Nuclear by Employer, and shall devote his full business time and best efforts to the performance of the duties that are necessary and appropriate as such. Employee will also perform all duties and obligations as President/Chief Operating Officer of the Company and the Board of Directors may from time to time specifically require, including without limitation, those duties and obligations in this Agreement. Employee shall be responsible and report directly to the President/Chief Operating Officer of the Company. Employee agrees to such employment upon the terms and conditions in this Agreement.

                         SECTION 2 - TERM OF EMPLOYMENT

         This employment is similar to the employment of other senior executives of Employer and is at the continued will of both parties. If it should be terminated by either party, then the provisions of Section 7 herein shall apply.

                            SECTION 3 - COMPENSATION

         In consideration of all the services to be rendered by Employee to Employer under this Agreement, Employer shall compensate Employee as follows:

         (a) Employee shall be paid an aggregate annual salary, exclusive of fringe benefits and benefits provided under employee benefit plans, of $280,000, payable at such intervals, but not less frequently than monthly, as Employer may determine. Such salary shall be subject to periodic review and adjustment by Employer commencing in calendar year 1993 and thereafter, at the same time and in the same manner as other executive officer salaries are reviewed and adjusted by Employer;

         (b) Employee shall receive 2,000 shares of Employer common stock, plus such additional amounts as are necessary to pay the amount of federal, state and local taxes due on the value of such stock;

         (c) Employee shall receive short-term incentive compensation payments of: (i) $50,000, to be paid on or before August 31, 1993, with respect to Employee's services in 1993; and (ii) $50,000, to be paid on or before March 15, 1994, with respect to Employee's services in calendar year 1993. Such cash payments shall be in lieu of amounts that might otherwise be payable to Employee with respect to calendar year 1993 under Employer's Management Incentive Compensation Program or any similar program adopted in lieu thereof. With respect to calendar years after 1993, Employee shall be eligible to participate in Employer's Management Incentive Compensation Program with a present maximum payout of 30 percent of base salary or any similar program adopted in lieu thereof and Employee's entitlement to any such short-term incentive compensation shall be determined under such program;

         (d) Employee shall be entitled to such long-term incentive compensation payments or awards under plans or programs adopted from time to time by the Board of Directors of the Employer which covers eligible executive officers, including Employee;

         (e) Employee shall be eligible to participate in certain employee pension benefit programs (including certain deferred compensation plans or agreements) as described in Section 4 of this agreement;

         (f) Employee shall be eligible to participate in certain employee welfare benefit plans or programs and shall be entitled to certain fringe benefits as described in Section 5 of this Agreement. Such fringe benefits shall be taxable to the extent required by law, and Employee shall not receive any additional amounts to pay the taxes due on any taxable fringe benefits except as otherwise provided in Section 5.

             SECTION 4 - PENSION AND DEFERRED COMPENSATION BENEFITS

         (a) Employee shall be entitled to participate in and be eligible for such pension and deferred compensation benefit plans or programs available generally to senior executives of Employer, including by way of illustration, but not by way of limitation, the Stock Purchase-Savings Plan, the Supplemental Retirement Plan for Employees, the Supplemental Executive Retirement Plan ("SERP"), the Executive Deferred Compensation Plan, and the Deferred Compensation Plan for Key Management Employees. Employee shall be entitled to participate in such plans and programs on the same terms and conditions as other executive employees, except as follows:

                  (i) Employee shall be entitled to three annual payments of $50,000 each for calendar years 1993, 1994, and 1995, which shall be deferred and paid to Employee as if they were deferred under the Deferred Compensation Plan for Key Management Employees as a one-year deferral for calendar year 1993. This amount shall be utilized to provide retirement income to Employee of $151,100 per year for 15 years payable monthly, commencing upon Employee's attainment of age 65 (or $112,911 per year for 15 years at age 60). As of his date of employment, Employee shall also be credited with 9 years of service for purposes of determining his benefits thereunder. In addition, reduced payments shall be made pursuant to an agreed-upon schedule if Employee dies before reaching age 65.

                  (ii) If Employee's employment is terminated at age 55, employee shall be entitled, under the severance provisions of the Deferred Compensation Plan for Key Management Employees, to a one-time option of a lump-sum payment of $225,000. If Employee elects this option, payment of said lump sum shall terminate Employee's participation and any future benefits thereunder.

                  (iii)  With  respect  to  the  SERP,   Employee  shall  become
immediately eligible to participate and shall be fully vested in benefits thereunder as of his date of employment.

                     SECTION 5 - WELFARE AND FRINGE BENEFITS

         (a) Employee shall be entitled to participate in all such welfare benefit programs and plans that exist or may hereafter be instituted by Employer, and shall receive all other fringe benefits available generally to senior executives of Employer. These welfare benefit plans and programs and other fringe benefits include, by way of illustration, but not by way of limitation, group health insurance benefits, life insurance benefits, long-term and short-term disability benefits, vacation days, and annual Employer holidays.

         (b) Employee shall be entitled to receive the following additional welfare benefits and fringe benefits on the same terms and conditions as other executive employees, except as follows:

                  (i) Employee shall be provided with split-dollar life insurance coverage in an amount equal to $790,000, plus such additional amounts as necessary to pay the amount of federal, state and local taxes due on the value of such life insurance. The cost of such coverage shall be included in Employee's taxable income in accordance with applicable regulations. This split-dollar insurance coverage shall be in addition to $50,000 in group-term life insurance provided to all senior executives with split-dollar life insurance coverage and shall be in lieu of any other insurance coverage available to Company employees under the Company's group-term life insurance program.

                  (ii) Employee shall have the opportunity to obtain estate planning counseling provided through the trust department of Wachovia Bank of North Carolina, N.A.;

                  (iii) Employee shall be entitled to four (4) weeks of annual vacation and additional vacation days as approved on a discretionary basis by the President/Chief Operating Officer of the Company;

                  (iv) Employer shall pay initiation fees and dues for the Employee at the Capital City Club;

                  (v) Employee shall be entitled to membership in the Rex Hospital Wellness Center, with the initiation fee and monthly dues to be paid by Employer;

                  (vi) Employer shall pay for one annual physical, to be provided by a physician of Employee's choice;

                  (vii) Employee shall be provided an automobile of the class available to senior executives of Employer, with a cellular telephone. Insurance and maintenance for the vehicle will be provided by Employer, and all base monthly telephone charges and the incremental charges for all business calls on the cellular telephone will be paid by Employer.

                  (viii)  Employee  shall  be  entitled  to  utilize   chartered
aircraft service pursuant to the Employer's policies as needed, and, pursuant to Employee's discretion, first class commercial air travel;

                  (ix) Employee shall be provided with a personal computer at his home for business use;

                  (x) Employee shall be reimbursed for relocation expenses as described in Attachment A hereto;

                  (xi) Employee shall be reimbursed for temporary living expenses, in addition to the 30 days provided by the Relocation Program, and for travel expenses to and from Detroit, Michigan through September 9, 1993, or until family relocation, whichever occurs first; and

                  (xii) Upon retirement from employment anytime after age 55 with the Employer, Employee shall be entitled to the same medical and dental coverage provided other future retirees of the Employer, such as the Chairman/Chief Executive Officer; provided, however, that to the extent that any such benefits may not be provided to Employee due to statutory or regulatory limitations, Employer shall obtain substantially equivalent coverage on an insured basis.

                 SECTION 6 - REIMBURSEMENT OF BUSINESS EXPENSES

         Employer shall reimburse Employee for all reasonable business expenditures incurred by Employee in the ordinary and necessary performance of his duties hereunder in accordance with reasonable practices established from time to time by Employer, upon timely presentation by Employee of an itemized account of such expenditures. In addition, Employee shall be entitled to reimbursement for travel expenses of Employee's spouse when she accompanies him to business meetings when spousal attendance is customary.

                             SECTION 7 - TERMINATION

         (a) Employee's employment may be terminated at any time by either Employee or Employer and for any reason. No advance notice of such termination shall be required to be provided by either party. Upon termination of Employee's employment, Employee shall be entitled to such benefits under Employer's established benefit programs as determined under such programs and this Section 7 of this Agreement.

         (b) If Employee's employment is terminated, or constructively terminated, by the Employer for any reason other than good cause, then to the extent vested, Employee will retain all benefit rights under all established benefit programs as well as all benefits described herein. Employee shall also be entitled to receive the following benefits: (i) if there is termination of employment by the Company for any reason other than good cause within the first two years of employment, the Employee shall be entitled to salary continuation of 50 percent of his full base monthly salary for 24 months following such termination. During such 24-month period, Employee shall be entitled to continued coverage under the medical, dental, life insurance, and disability programs provided, however, that to the extent any such employee benefits may not be provided to Employee due to statutory or regulatory nondiscrimination rules, Employer shall obtain for Employee substantially equivalent coverage on an insured basis. The cost of any such medical, dental, life insurance, or disability coverage shall be included in Employee's taxable income, if required by and in accordance with applicable regulations: (ii) if termination occurs after the employee has attained age 55 but before attaining age 60, Employer agrees to pay the employee a severance benefit of $153,912 per year (less any benefits payable under the SERP), for the remainder of the Employee's life. Such severance benefit shall terminate at the employee's death.

         (c) At the option of the Employee, to be exercised within one year of the occurrence of the event, Employee may deem any of the following events to be a constructive termination of Employee's employment by Employer:

                  (i) Change in form of ownership of Employer (e.g., Employer is acquired, enters into a business combination with another company or otherwise changes form of ownership).

                  (ii) Change in the present Chairman of the Board/Chief Executive Officer of the Employer or a material change in his responsibilities.

         (d) If Employee's employment is terminated by Employee for any reason other than death or disability, Employee shall retain all vested benefits, calculated as of the date of termination, but shall not be entitled to any form of salary or benefit continuance.

                    SECTION 8 - COOPERATION AFTER TERMINATION

         Following any termination of employment by Employee, Employee shall fully cooperate with Employer in all matters relating to the completion of Employee's pending work on behalf of Employer and the orderly transfer of any such pending work to other employees of Employer as may be designated by Employer. Employer shall be entitled to such full-time or part-time services of Employee as Employer may reasonably require during all or any part of the 90-day period following any notice of termination by the Employee. In such event, Employee shall be compensated at a per diem rate equivalent to his previous base salary with Employer.

                           SECTION 9 - CONFIDENTIALITY

         All confidential information acquired by Employee during his employment with Employer shall be regarded as confidential and solely for the benefit of Employer.

                            SECTION 10 - ARBITRATION

         In case of any dispute or disagreement arising out of or connected with this Agreement, the parties hereto hereby agree to submit said dispute or disagreement to the American Arbitration Association in Raleigh, North Carolina, for a resolution within 120 days after submission thereof by three arbitrators to be designated by said American Arbitration Association. Any decision or award by said arbitrators shall be binding, and except in cases of gross fraud or misconduct by one or more of the arbitrators, the decision or award rendered with respect to such dispute or disagreement shall not be appealable. In addition, the prevailing party in such an arbitration proceeding shall be entitled to recover his attorney's fees, all reasonable out-of-pocket costs and disbursements, as well as any and all charges which may be made for the cost of the arbitration and fees of the arbitrators.

                            SECTION 11 - SEVERABILITY

         If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provisions of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect.

                             SECTION 12 - ASSIGNMENT

         Rights and duties of the parties hereunder shall not be assignable by either party except that this Agreement and all the rights hereunder may be assigned by Employer to any corporation or other business entity which succeeds to all or substantially all of the business of Employer through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of Employer and which assumes Employer's obligations under this Agreement.

                          SECTION 13 - ENTIRE AGREEMENT

         This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof and this Agreement constitutes the entire agreement between the parties with respect thereto. This Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Agreement has not been executed in reliance upon any representation or promise except those contained herein. No waiver by any party of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach.

                           SECTION 14 - GOVERNING LAW

         This Agreement is made and entered into in the State of North Carolina, and the laws of North Carolina shall govern its validity and interpretation and the performance by the parties hereto of their respective duties and obligations hereunder. This Agreement shall be binding upon the Employer and the Employee as approved by the Board of Directors of the Employer.

                              SECTION 15 - HEADINGS

         Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


WITNESS:                                    EMPLOYER:
 /S/Fred N. Day
--------------------                         By:   /S/ Charles D. Barham
Fred N. Day                                  -----------------------
                                             Charles D. Barham

                                             Title: Executive  Vice  President

                                             EMPLOYEE:
                                             /S/ William S. Orser
                                             -----------------------
                                             William S. Orser